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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to inclusion in the Joint Proxy Statement/Prospectus on Form S-4 of our report dated June 10, 1998 relating to the consolidated financial statements of Camelot Music Holdings, Inc. ("Successor Company") and CM Holdings, Inc. ("Predecessor Company") which appears in such Joint Proxy Statement/Prospectus. We also consent to the reference to our firm under the caption "Experts" in such Joint Proxy Statement/Prospectus.

                                          /s/ PricewaterhouseCoopers LLP

Cleveland, Ohio
March 29, 1999